UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
140 New Montgomery Street, 9th Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.000001 per share	YELP	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.
At the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Yelp Inc. (the "Company") held on July 1, 2020, the Company's stockholders approved an amendment to the Company's amended and restated certificate of incorporation (the "Certificate of Amendment") to declassify the Company's board of directors (the "Board") and provide for the annual election of directors after the expiration of their respective current terms. The Certificate of Amendment was previously approved by the Board, subject to approval by the Company's stockholders, and became effective upon filing with the Delaware Secretary of State on July 2, 2020. Pursuant to the terms of the Certificate of Amendment, the directors elected at or prior to the Annual Meeting will continue to serve out the remaining portion of their three-year terms, but directors elected after the Annual Meeting will be elected to one-year terms. Accordingly, the entire Board will be elected on an annual basis at the 2023 Annual Meeting of Stockholders and at each annual meeting of stockholders thereafter.
In addition, the Board previously approved an amendment and restatement of the Company's bylaws (as amended and restated, the "Bylaws"), which became effective upon the effectiveness of the Certificate of Amendment. The amendments consist of conforming changes to reflect the phased declassification of the Board as well as the designation of the U.S. federal district courts as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, unless the Company consents in writing to the selection of an alternative forum.
Copies of the Certificate of Amendment and the Bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Certificate of Amendment and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Amendment and the Bylaws.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On July 1, 2020, the Company held the Annual Meeting via a live audio webcast. At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 21, 2020 (the “Proxy Statement”). There were 71,889,796 shares of the Company’s common stock outstanding on May 4, 2020, the record date for the Annual Meeting. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter, and, if applicable, the number of abstentions and broker non-votes with respect to each matter.
Each of the two nominees for Class II director was elected to serve until the Company’s 2023 Annual Meeting of Stockholders, or until her successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes	Percentage of Votes In Favor
Diane M. Irvine	55,417,230	619,722	—	7,187,041	98.9%
Christine Barone	55,703,561	333,391	—	7,187,041	99.4%

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes In Favor
60,299,368	2,857,738	66,887	—	95.4%

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes In Favor
53,087,549	2,847,054	102,349	7,187,041	94.7%

The Company’s stockholders approved the Certificate of Amendment. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Outstanding Shares Voted In Favor
55,843,655	179,573	13,724	7,187,041	77.7%

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of Yelp Inc., as Amended.
3.2	Amended and Restated Bylaws of Yelp Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 8, 2020	YELP INC.
		By:	/s/ David Schwarzbach
David Schwarzbach
Chief Financial Officer